                                                                   Exhibit 24.1.


                               POWER OF ATTORNEY
                               -----------------

          KNOW ALL MEN BY THESE PRESENTS, that each undersigned does hereby make, constitute and appoint John Riddick, John J. Dwyer, Jean M. Waggett, William J. Wedlake and Peter W. Norledge, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, in his or her name, place and stead to execute on his or her behalf, as an officer and/or director of Terra Nova (Bermuda) Holdings Ltd. (the "Company"), the Registration Statement of the Company on Forms S-4 and F-4 (the "Registration Statement"), for the registration of its full and unconditional guarantee of up to $100,000,000 aggregate principal amount of 7% Senior Notes due 2008 to be issued by Terra Nova Insurance (UK) Holdings plc (the "Exchange Notes"), and any and all amendments (including post-effective amendments) to the Registration Statement, and file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Act"), and any and all other instruments to which either of said attorneys-in-fact and agents deem necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or other governmental subdivision, giving and granting to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do if personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his or her said attorney-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, each undersigned has hereunto set his hand on the date indicated below:

/s/ John J. Dwyer           Chairman                /s/ Allan W. Fulkerson         Director
------------------------                            --------------------------
John J. Dwyer               and Director            Allan W. Fulkerson


/s/ Nigel H.J. Rogers       Chief Executive         /s/ Robert S. Fleischer        Director
------------------------                            --------------------------
Nigel H.J. Rogers           Office (Principal       Robert S. Fleischer
                            Executive and
                            Accounting Officer)
                            and Director


/s/ William J. Wedlake      Chief Financial         /s/ Steven J. Gilbert          Director
------------------------                            --------------------------
William J. Wedlake          Officer (Principal      Steven J. Gilbert
                            Financial Officer)


/s/ John Riddick            Deputy Chairman and     /s/ Philip F. Petronis         Director
------------------------                            --------------------------
John Riddick                Director                Philip F. Petronis


/s/ David L. Jaffe          Director
------------------------
David L. Jaffe                                      May 28, 1998